Exhibit 10.8

SHELTER ACQUISITION CORPORATION I
6 Midland Street, #1726
Quogue, NY 11959

[●], 2021

Shelter Sponsor LLC
6 Midland Street, #1726
Quogue, NY 11959

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Shelter Acquisition Corporation I (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Shelter Sponsor LLC shall take steps directly or indirectly to make available to the Company certain office space and secretarial and administrative services as may be required by the Company from time to time. In exchange therefor, the Company shall pay to Shelter Sponsor LLC or one or more of its affiliates an aggregate sum of $20,000 per month, respectively, on the Effective Date and continuing monthly thereafter until the Termination Date. Shelter Sponsor LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

SHELTER ACQUISITION CORPORATION I

By:
Name:	Christopher Keber
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

SHELTER SPONSOR LLC

By:
Name:	Christopher Keber
Title:	Manager